SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 22, 2004


                          First Consulting Group, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                       0-23651                95-3539020
(State or other Jurisdiction of  (Commission File Number)      (IRS Employer
         Incorporation)                                   Identification Number)

     111 W. Ocean Blvd. 4th Floor,                                90802
            Long Beach, CA                                      (Zip Code)
(Address of principal executive offices)

                                 (562) 624-5200
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 12.  Results of Operations and Financial Condition.

         On July 22, 2004, FCG issued a press release announcing its financial results for the second quarter of 2004. The full text of this press release is furnished as Exhibit 99.1 to this report.

         Please note that the press release furnished with this report as
Exhibit 99.1 contains a reference to non-GAAP financial information that is not prepared in accordance with GAAP as it excludes certain restructuring charges, primarily the downsizing of facilities and severance costs, from the fourth quarter of 2003 and certain costs associated with a repurchase of stock in the first quarter of 2004. FCG's management believes that the presentation of non-GAAP information may be useful to investors because FCG has historically provided this information and understands that some investors consider it in evaluating FCG's business. FCG's management also uses this non-GAAP information, along with the GAAP information, in evaluating FCG's business for these purposes. The non-GAAP results should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP or other proforma measures used by other companies.

         The information in this report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       First Consulting Group, Inc.



Date:  July 22, 2004             By:  /s/ Michael A. Zuercher
                                      -----------------------------------
                                       Michael A. Zuercher
                                       VP, General Counsel and Secretary